THIS IS A LEGAL DOCUMENT. YOU ARE ENCOURAGED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS DOCUMENT.

SEVERANCE AGREEMENT AND RELEASE OF CLAIMS

This Severance Agreement and Release of Claims (the "Agreement") is between Wild Oats Markets, Inc. ("Company") and James W. Lee ("Employee").

Agreement

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

1. Termination of Employment. Effective August 30, 2001 (the "Effective Date"), Employee agrees that Employee's employment with the Company is hereby terminated, and Employee further resigns from any and all officer or director positions held by the Employee with the Company or any of its subsidiaries, effective as of the Effective Date. The Company agrees that the Employee's termination shall be treated as a resignation and retirement in the event a current or prospective employer of the Employee requests a reference.

2. Continuation of Salary and Benefits. (a) Salary Continuance. Subject to Employee's compliance with the terms and conditions set forth in this Agreement, Company agrees to pay the Employee a continuation of the Employee's salary (the "Severance Pay") for a period of one year, commencing on September 1, 2001 and ending on August 31, 2002 (the "Severance Period"). The Severance Pay will be paid in equal payments on the same payroll schedule under which the Company pays its employees. Subject to Paragraph 3 below, the first payment will be made on the next regularly scheduled pay day for the Company which occurs after August 30, 2001. Employee to receive benefit payout on next regularly pay period following signing of Agreement.

(b) Medical Benefits Continuance. The Company will continue medical benefits for the Employee for the Severance Period, including medical, life insurance, dental and vision plans, but excluding short and long term disability benefits.

(c) Deferred Compensation Plan. Barring prohibitions imposed by the Company's deferred compensation plan, the Company will allow the Employee to maintain the balance of his deferred compensation plan account in the plan until January 1, 2002, at which time the Company shall distribute the balance of the account to the Employee. The Employee shall not be entitled to make further contributions to such account after the Effective Date.

(d) Discount Card. The Employee will not be entitled to continued use of the employee discount benefit.

(d)  Company Vehicle. The Employee will be entitled to the continued use of the company vehicle currently in Employee's possession during the Severance Period. The Company will continue to pay the cost to insure the vehicle during the Severance Period.

(e)  Options. (i) Employee acknowledges that certain employees of the Company (including Employee) are currently under a blackout and unable to trade Company stock for an unspecified period of time (the "Blackout Period"). The Company agrees to lift the Blackout Period for Employee on November 15, 2001. Company further agrees to extend the period of time in which Employee may exercise Employee's vested stock options to March 15, 2002 (the "Option Expiration Date"). If such options are not exercised within such time frame, all of Employee's vested stock options will expire on the Option Expiration Date. Employee acknowledges that vesting of his stock options ceased as of August 30, 2001.

3. Conditions to Commencement of Severance Pay. In order for the Employee to receive the Severance Pay, the Employee must comply with all of the following conditions. At the Company's election, failure to comply with any condition will result in a delay in, or termination of, any right to receive Severance Pay:

(a)  The Employee shall return, within 7 days after signing this Agreement, all equipment, tools, phones, computers, keys and proprietary information (including financials, price lists, vendor lists, manuals and strategic planning documents), in Employee's possession, including the items listed on Attachment A to this Agreement. Change to acknowledgement of all equipment. All items shall be returned in accordance with the Equipment and Credit Card Information Sheet enclosed with this Agreement. All computer files must remain intact on all computer equipment returned.

(b)  If the Employee has a Company credit card, within 7 days after the date the Employee signs this Agreement, the Employee must arrange for payment of outstanding charges in accordance with the Equipment and Credit Card Information Sheet enclosed.

Failure to comply with (a) or (b) may result in withholding or termination of Severance Pay, or the Company may elect to deduct any unpaid bills, costs of equipment, personal credit card charges or any business expenses for which reports have not been submitted from the Employee's Severance Pay.

4. Conditions to Continued Receipt of Severance Pay. In order for the Employee to continue to receive Severance Pay, the Employee MUST comply with the following conditions during the Severance Period:

(a) The Employee will not disparage or otherwise discredit the Company orally or in writing.

(b) The Employee will not solicit, for him/herself or on behalf of a third party, either directly or indirectly, any currently employed employee of the Company to leave the Company's employ.

(c) The Employee will not discuss the terms of this Agreement with any third party other than the Employee's spouse, family or legal or financial advisors. In the event the Employee is required by law to discuss or disclose any of the terms, the Employee must provide the Company with prompt written notice prior to disclosure to the third party to allow the Company sufficient time to contest the pending disclosure.

5.  Company Obligations. The Company agrees that (a) the following officers of the Company, Perry Odak, Bruce Bowman, Steve Kaczynski, Freya Brier, Terry Maloy and Peter Williams (the "OCEO") will not disparage or otherwise discredit the Employee orally or in writing, and (b) the OCEO will not discuss the terms of this Agreement with any third party other than the Company's legal or financial advisors or as may be necessary. Employee acknowledges that the Company may be required to file a copy of this Agreement as an exhibit to its public filings under the laws, rules and regulations of the Securities and Exchange Commission.

6. Rehire. The Employee agrees that the Employee shall not apply for rehire by the Company, and the Company's refusal to hire shall not be deemed to be discriminatory conduct on the part of the Company.

7. Confidentiality. The Employee acknowledges that he/she has been provided with, and has created for the Company, certain confidential information, both written and oral, including, but not limited to, trade secrets and other information related to the Company's practices in marketing, pricing, operations, advertising, promotions, merchandising, selling and distributing, price lists, vendor lists, customer lists, know-how, strategic planning and financial information, collectively referred to herein as "Confidential Information", by the Company. The Employee agrees that the Employee will not disclose such information, orally or in writing, to any third party except to the extent such disclosure is required by law, in which case the Employee will provide the Company with prompt written notice of the disclosure request to allow the Company sufficient time to contest the pending disclosure.

8. Release of Claims. By signing this Agreement without revocation, the Employee and his/her heirs and assigns hereby agree to release and forever discharge the Company, its officers, directors, employees, agents and representatives from any and all actions, causes of action, suits, damages and claims, whether known or unknown, which the Employee ever had, now has, or may have against the Company for any matter relating to his/her employment or termination from employment to the date hereof. The Employee also agrees that he/she is legally waiving and releasing any rights the Employee may have had on or before the date of this Agreement regarding his/her employment and termination from employment with the Company, including those rights relating to age, gender, race, disability or religion, under the numerous laws and regulations regulating employment, including, without limitation, the Age Discrimination in Employment Act of 1967, the Civil Rights Acts of 1866, 1871, 1964 and 1991; the Employee Retirement Income Security Act; the Equal Pay Act; the Fair Labor Standards Act; the National Labor Relations Act; the Occupational Safety and Health Act; the Older Workers Benefit Protection Act of 1990; the Consolidated Omnibus Budget Reconciliation Act; the Rehabilitation Act of 1973; the Colorado Anti-Discrimination in Employment Act or any similar act of any other state; the Family Medical Leave Act, as well as other statutes and laws that may apply. Notwithstanding the foregoing, the Employee does not waive any rights conferred by statute to elect COBRA benefits or to apply and receive unemployment benefits. The Employee represents that the Employee has not filed any claims with any governmental agencies or any civil suits relating to his/her employment with the Company or his/her termination of employment with the Company.

9. Non-Competition. (a) Restrictions. In consideration for the severance specified above, during the Severance Period, the Employee will not directly or indirectly, on the Employee's own account or as an employee, consultant, partner, owner, officer, director or stockholder of any other firm, partnership or corporation, conduct, engage in, be connected with, have any interest in or aid or assist Whole Foods Markets, Inc., or its affiliates or subsidiaries or any other natural foods grocery chain which is a competitor of the Company, or its affiliates or subsidiaries, nor will the Employee in any way directly or indirectly, solicit, divert, take away or interfere with any of the business customers, trade or personnel of the Employer; nor will the Employee interfere with the suppliers, manufacturers, distributors, wholesalers or other such companies with which the Employer transacts business; provided, however, nothing contained herein shall prevent the Employee from engaging in employment with a conventional grocery chain, so long as Employee is not involved in the natural foods operations of such conventional operator, or prevent Employee from owning shares of stock of any such type of corporation, the shares of which are publicly traded on a nationally recognized stock exchange.

(b) Geographic Limitation. The geographic limitation within which the Employee shall not compete as set forth in paragraph (a) of this covenant not to compete is within the continental United States or such lesser geographic area deemed enforceable by a court of competent jurisdiction.

(c) Acknowledgments. The Employee hereby acknowledges that the terms of this covenant not to compete is a minimum period of time and that the area of restriction is reasonable and necessary in order to protect the Employer.

(d) Remedies. The Employee further agrees that damages cannot reasonably compensate the Employer in the event of a violation of this covenant and that it would be difficult to ascertain the lost profits which would be suffered and that, by reason thereof, injunctive relief would be essential for the protection of the Employer. Accordingly, the Employee hereby agrees and consents that in the event of any such breach or violation, the Employer may obtain such injunctive relief in order to prevent a continued violation of the terms of this Agreement. The Employee, therefore, agrees that the Employer may obtain a temporary restraining order and temporary and permanent injunctions against the Employee from any court of competent jurisdiction in the State of Colorado without necessity of the posting of a bond or other security. The foregoing shall not limit the Employer in the pursuit of other remedies it may have, including damages.

10. Cooperation. (a) The Employee agrees to cooperate with the Company, as requested, to effect a transition of his/her responsibilities and job-related information and to ensure that the Company is aware of all matters being handled by the Employee.

(b) The Employee agrees, upon reasonable notice, to furnish information and assistance to the Company as may be required in connection with any legal or quasi-legal proceeding, including any external or internal investigation, involving the Company, its subsidiaries or affiliates, or in which any of them is, or may become, a party. After the Severance Period, or if during Severance Period the assistance is for a period longer than 10 days, the Company will pay the Employee for the time spent in providing assistance with proceedings for a reasonable consulting fee not to exceed the Employee's effective hourly wage on the Effective Date.

11. Miscellaneous. (a) This Agreement will be interpreted, construed and governed by the laws of the State of Colorado, and the Employee agrees to accept jurisdiction and venue for any claims or actions in Boulder County, Colorado. (b) If any provision or clause of this Agreement is held to be invalid by a court of competent jurisdiction, the invalid provision will be severed from this Agreement, but such invalidity will not affect the validity or enforceability of any other provision, and the balance of the Agreement will remain in full force and effect. (c) In the event of death by the Employee during the Severance Period, the right to receive Severance Pay, but not medical insurance coverage, will inure to the benefit of the Employee's heirs, successors or assigns. (d) The Employee agrees and acknowledges that if the Employee breaches any portion of this Agreement, the Company has a right to offset amounts due to the Company against Severance Pay or terminate any further Severance Pay. (e) The Employee acknowledges that the damages the Company may suffer for breach of this Agreement may be irreparable, and in any event would be difficult, if not impossible, to ascertain, and agrees that the Company will have the right to an injunction or other available equitable relief in any court of competent jurisdiction, enjoining any threatened or actual breach. The existence of a right to an injunction or other available equitable relief will not preclude the Company from pursuing any other rights and remedies at law or in equity which it may have, including the right to seek recovery of damages. The Employee hereby waives the claim or defense that the Company has an adequate remedy at law or has not been or is not being irreparably injured by the breach of the Agreement, and also waives any requirement that a bond be posted in order to bring an action for injunctive relief or declaratory judgment.

10. Expiration of Offer; Right to Revoke Agreement. (a) The Employee has 21 days from the day the Employee receives this Agreement to decide whether or not to sign it. The Employee acknowledges receipt of this Agreement on November 7, 2001. The Employee may waive some or all of the 21-day period. This offer will expire if the Agreement is not signed and postmarked within 21 days (November 28, 2001).

(b) If the Employee signs the Agreement, he/she has 7 days after signing this Agreement to revoke it for any reason. This Agreement will not be effective or enforceable until 7 days after the date the Employee signs it. Severance Pay will not be paid until the next pay period after the expiration of the 7-day period. Revocation must be in writing and hand-delivered or mailed to the Company, postmarked within the 7-day period, and addressed to: Angie Suarez, Wild Oats Markets, Inc., 3375 Mitchell Lane, Boulder, CO 80301.

The Employee hereby acknowledges that the Employee has been advised in writing to consult with an attorney before signing this Agreement and the Employee has either consulted with an attorney before signing this Agreement or the Employee has willingly and knowingly waived his/her right to speak with an attorney prior to signing this Agreement. The Employee fully understands this Agreement and agrees to its terms.

COMPANY:                                       EMPLOYEE:

Wild Oats Markets, Inc.       Agreed to and signed, this 14th day of November, 2001

By:  /s/ Freya R. Brier             /s/ James W. Lee
                                       Signature

ATTACHMENT A

TO SEVERANCE AGREEMENT AND RELEASE OF CLAIMS

.

Name: Jim W. Lee

Address:

Weeks of Severance: 52 weeks

Equipment:

Cell Phone: Returned

Pager: Returned

Laptop: N/A

Camera: N/A

Co. Credit Card: Returned

Keys: Returned

Discount Card: Returned